EXHIBIT 99
PRESS RELEASE - DECEMBER 11, 1998

NYSE SYMBOL - FVH
TSE SYMBOL - FHV.A

Fahnestock Viner Holdings Inc. reports that it has incurred an estimated after tax loss of U.S. $8,267,000 (U.S. $0.66 per share) for October and November, the first two months of the fourth quarter of 1998. The estimated loss results from equity trading losses in October and November. The Company previously reported unaudited earnings for the nine months ended September 30, 1998 of U.S. $20,827,000 or U.S. $1.65 per share. Despite the recent losses, the Company expects to remain profitable for the year as a whole.

The Company stated that extreme volatility in equity markets has contributed to unprecedented trading losses and that it has taken steps to limit future exposure. Other areas of the business, including retail commission, investment advisory services and corporate finance performed well during the period.

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FOR FURTHER INFORMATION:
A.G. LOWENTHAL - (212) 668-8000  or
E.K. ROBERTS - (416) 322-1515